================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a- 6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            RUBBERMAID INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            RUBBERMAID INCORPORATED
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:___________

  (2) Aggregate number of securities to which transaction applies:______________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________

  (4) Proposed maximum aggregate value of transaction:__________________________

  (5) Total fee paid:___________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:___________________________________________________

  (2) Form, Schedule or Registration Statement No.:_____________________________

  (3) Filing Party:_____________________________________________________________

  (4) Date Filed:_______________________________________________________________

================================================================================

                                [RUBBERMAID LOGO]


                            RUBBERMAID INCORPORATED
                                1147 AKRON ROAD
                              WOOSTER, OHIO 44691


DEAR SHAREHOLDER:
----------------

        You are cordially invited to attend the Annual Meeting of Shareholders to be held at Fisher Auditorium, Ohio Agricultural Research and Development Center, Wooster, Ohio at 9:00 a.m., on April 22, 1997.

        The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and to sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

        Admission to the meeting will only be by admission ticket which you will find attached to the enclosed proxy card. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card. If you are a stockholder whose shares are not registered in your own name please write the Corporate Secretary, 1147 Akron Road, Wooster, Ohio 44691 to request an admission ticket furnishing proof of shareholder status, such as a bank or brokerage firm account number.

        We look forward to seeing you at the meeting.

                                        Sincerely yours,

                                        /s/Wolfgang R. Schmitt

                                        WOLFGANG R. SCHMITT
                                        Chairman of the Board
                                        and Chief Executive Officer

                              [RUBBERMAID LOGO]


                           RUBBERMAID INCORPORATED
                               1147 AKRON ROAD
                             WOOSTER, OHIO 44691


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- April 22, 1997
----------------------------------------------------------

        The Annual Meeting of the Shareholders of Rubbermaid Incorporated will be held at the Fisher Auditorium, Ohio Agricultural Research and Development Center, Wooster, Ohio, at 9:00 a.m., April 22, 1997, for the following purposes:

             1. To elect Directors.

             2. Approval of the 1997 Management Incentive Plan.

             3. Approval of the Amended and Restated 1989 Stock Incentive
                and Option Plan.

             4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        Shareholders of record at the close of business on February 21, 1997, will be entitled to vote at the Annual Meeting and any adjournments thereof.

        By order of the Board of Directors.


                                                    JAMES A. MORGAN
                                                       Secretary

Wooster, Ohio
March 7, 1997
Approximate date of mailing to shareholders

                              [RUBBERMAID LOGO]

                           RUBBERMAID INCORPORATED

                                PROXY STATEMENT

                                                                 March 7, 1997

SOLICITATION AND REVOCATION OF PROXIES
--------------------------------------

        The accompanying Proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 22, 1997. A Proxy may be revoked by the maker by notice to the Company in writing or in open meeting without affecting any vote previously taken. A Proxy is not revoked by the death or incompetency of the maker unless, before the authority granted thereunder is exercised, written notice of such death or incompetency is received by the Company from the executor or administrator of the estate or from a fiduciary having control of the shares represented by such Proxy.

        The expense of solicitation of proxies will be borne by the Company. Solicitation will be made only by mail, except that, if necessary, shareholder relations employees of the Company without additional compensation therefor may make solicitation by telephone or telecopy. The Company has also engaged a professional proxy solicitation firm, Corporate Investor Communications, Inc., to aid in the solicitation of proxies, for whose services the Company will pay a fee of not more than $10,000.

        The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice. If the enclosed Proxy is properly executed and returned to the Company, all shares represented thereby will be voted as indicated thereon.

ANNUAL REPORT
-------------

        The Annual Report of the Company for the year ended December 31, 1996, is being mailed to shareholders with this Proxy Statement.

VOTING SECURITIES
-----------------

        As of February 21, 1997, there were outstanding 149,975,560 Common Shares of the Company, which is the only class of stock outstanding and entitled to vote at the Annual Meeting or any adjournment thereof. The holders of such shares will be entitled to cast one vote for each share held of record as of the record date. A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of a majority of the issued and outstanding shares entitled to vote. Abstentions and, unless a broker's authority to vote on a particular matter is limited, broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote (assuming the broker's authority to vote on the matter is not limited) has the same effect as a vote against certain proposals or a director nominee, as each such abstention or broker non-vote would be one less vote in favor of such a proposal or for a director nominee.

        If notice in writing shall be given by any shareholder to the President, a Vice President, or the Secretary, not less than 48 hours before the time fixed for the holding of the meeting, that such shareholder desires that the voting for Directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the President or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as the shareholder possesses at such election and to give one candidate as many votes as the number of Directors to be elected multiplied by the number of such votes equals, or to distribute the votes on the same principle among two or more candidates, as the shareholder sees fit. The accompanying proxy solicits the discretionary authority for the Proxy Committee to cumulate votes should cumulative voting be effective for this meeting.

ELECTION OF DIRECTORS
---------------------

        The Board is divided into three classes of Directors. At each Annual Meeting of Shareholders, members of one of the classes, on a rotating basis, are elected for a three year term.

        The terms of four incumbent Directors, Mss. Horn and Nicholson and Messrs. Marohn and Schmitt expire at the forthcoming Annual Meeting of Shareholders and are nominees for election to the class of Directors whose terms expire in 2000.

        Previously, pursuant to the Company's Code of Regulations, the Board provided that the size of the Board of Directors be set at 11 until further action by the Board. Pursuant to the Code of Regulations, the Board has the authority to determine the number of Directors within a range of 10 to 14.

        The Board at its meeting on January 16, 1997 determined, pursuant to the Code of Regulations, to increase the size of the Board from 11 to 12 effective with this Annual Meeting of Shareholders. Since the size of any class of directors may not exceed the number of directors of any other class by more than one, a vacancy will be created in the class whose terms expire in 1999. The Board has nominated Scott S. Cowen to stand for election to fill this vacancy at the forthcoming Annual Meeting of Shareholders.

        It is intended that proxies for the Board of Directors containing no designation to the contrary will be voted for the election of Mss. Horn and Nicholson and Messrs. Marohn and Schmitt to the class of Directors whose terms will expire in 2000 and Mr. Cowen for election to the class of Directors whose terms will expire in 1999. Pursuant to the Company's Code of Regulations, the nominees receiving the greatest number of votes at the Annual meeting will be elected.

        If for any reason any nominee is not available when the election occurs, the Proxy Committee will vote in accordance with its best judgment. The Board of Directors has no reason to believe that any nominee will not be available.

APPROVAL OF THE 1997 MANAGEMENT INCENTIVE PLAN
----------------------------------------------

        At the 1994 Annual Meeting of Shareholders, the Management Incentive Plan (MIP Plan) and the Chief Executive Officer Incentive Plan were approved. These plans provided for annual cash awards to key management personnel (in excess of 300 persons) including the Chief Executive Officer and the other persons shown in the Summary Compensation Table on Page 18, when the Company's return on net assets (RONA) exceeded 4% with total awards not to exceed 5% of earnings before income taxes. The size of individual awards varied depending upon weighting factors based on salary range, experience, individual business unit performance and other factors. While the Chief Executive Officer did not participate in the MIP Plan, it had been the practice to pay him a bonus based upon an assumed participation in that Plan. A payment fund for the Chief Executive Officer, not to exceed 1% of earnings before income taxes, was created using the same formula contained in the MIP Plan with the amount of payout being determined by non-employee Directors. The plans were structured to comply with the Omnibus Budget Reconciliation Act of 1993 which required, among other things, shareholder approval of performance based variable compensation arrangements to assure tax deductibility of compensation in excess of $1 million paid to persons shown in the Summary Compensation Table contained in the Proxy.

          While the Board believes that the foregoing Plans have served the Company well, the Board has approved and is recommending to the Shareholders the adoption of a new plan which it believes is less complex and will better align with shareholder interests.

          The following summary is a brief description of the material features of the new Plan which is known as the 1997 Management Incentive Plan (the "1997 Plan").

          The 1997 Plan has also been structured to comply with the Omnibus Budget Reconciliation Act of 1993.

          The 1997 Plan will be administered by the Compensation and Management Development Committee of the Board of Directors (the "Committee") which in conjunction with the Chairman and Chief Executive Officer of the Company will determine participants in the plan. The Committee interprets the plan, sets performance goals and is authorized to make all determinations and decisions thereunder. All officers as well as other key employees regularly employed on a full time basis by Rubbermaid or its subsidiaries are eligible to be selected to participate in the 1997 plan.

          Under the 1997 Plan, annual cash bonus targets (ranging from 10% to 105% of base salary) are established for each executive salary band. The targets are competitive with bonuses paid to executives of similarly sized, high performing consumer product companies. Payment of the bonus will depend upon the achievement of performance goals that are linked to the long range performance objectives of the Company. These performance goals are established annually from performance measures selected from the plan and approved by the Committee. The bonus can range from 0% to 200% (300% in the case of certain senior executive participants) of the target bonus, depending upon how well the Company and its various business units perform against the performance goals established by the Committee. The 1997 Plan contains a per-participant limit of $3 million on the amount of bonus which can be paid for any plan year. The performance measures will be based on one or more of the following: return on net assets, return on capital employed, economic value added, level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, net income, return on equity, total shareholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria will have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the opportunity, as the Committee may specify.

          These performance measures provide flexibility to the Committee in setting performance goals which it believes will create shareholder value. For example, goals for 1997 are based primarily on change in Economic Value Added (EVA*) and sales growth measured at Corporate and business unit levels. The Company has adopted EVA as the key measure of financial performance in the belief that it provides a consistent framework for the use of resources, accountability and decision making.

                                     VOTE REQUIRED

          Approval of the 1997 Plan will require the affirmative vote of holders of a majority of the shares present at the meeting and entitled to vote on this proposal. The Board of Directors recommends a vote "FOR" approval of the Plan.

        -----------------------

        * EVA is a registered trademark of Stern Stewart and Co.

APPROVAL OF THE AMENDED AND RESTATED 1989 STOCK INCENTIVE AND OPTION PLAN
-------------------------------------------------------------------------

        On January 16, 1997, the Board of Directors adopted, subject to shareholder approval, certain amendments to, and a restatement of, the Rubbermaid Incorporated Amended 1989 Restricted Stock Incentive and Option Plan (the "Plan"). The effectiveness of the amended and restated Plan is contingent on shareholder approval at the Annual Meeting.

        The objective of the Plan, which is being renamed the "Amended and Restated 1989 Stock Incentive and Option Plan," is to reward performance and build each participant's equity interest in the stock of Rubbermaid by providing long term incentives and rewards to directors and officers and other key employees of the Company and its subsidiaries who contribute to its continuing success by their innovation, ability, industry, loyalty and exceptional service.

        Effective November 1996, the Securities and Exchange Commission amended Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("SEC Rule 16b-3"), which exempts certain transactions under employee benefit plans such as the Plan from the short-swing trading rules of federal securities legislation. Certain of the amendments to the Plan have been made to comply with SEC Rule 16b-3.

        The following summary is a brief description of the material features to the Plan, as amended and restated, and of the material amendments to the Plan. This summary is qualified in its entirety by reference to the Plan, as amended and restated, a copy of which is attached as Appendix A.

                      AMENDED AND RESTATED PLAN SUMMARY

TYPES OF STOCK INCENTIVES. The Plan provides for the grant of options (which may be "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options), Stock Appreciation Rights, Restricted Stock and Performance Awards.

ADMINISTRATION. The Plan is administered by the Compensation and Management Development Committee of the Board of Directors (the "Committee"), which determines the participants to whom Stock Incentives will be granted, the type and amount of Stock Incentives to be granted and the terms and conditions of Stock Incentives under the Plan, including any applicable performance goals. The Committee interprets the Plan and is authorized to make all determinations and decisions thereunder. Unless the Board of Directors determines otherwise, under the amended and restated terms of the Plan, the Committee will be comprised solely of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the treasury regulations thereunder ("Section 162(m)") and constituted in a manner that satisfies the new "non-employee" director standard in SEC Rule 16b-3.

PARTICIPANTS. All officers as well as other key employees regularly employed on a full-time basis by Rubbermaid or its subsidiaries are eligible to be selected to participate in the Plan. In light of the recent amendments to SEC Rule 16b-3 and to continue to attract and retain outstanding directors and to provide for the ability to build a director's equity interest in Rubbermaid, the Plan is being amended to permit the participation in the Plan of non-employee directors. The Committee will continue to be authorized to select the participants, including non-employee directors, who will be granted Stock Incentives. At the present time, Rubbermaid and its subsidiaries employ approximately 13,900 persons on a full-time basis and the Board of Directors has 11 members.

NUMBER OF COMMON SHARES AVAILABLE UNDER THE PLAN. The Plan is being amended to limit the total number of Common Shares as to which options, stock appreciation rights, Performance Awards and Restricted Stock Awards (collectively, the "Stock Incentives") may be granted under the Plan in any calendar year to 1% of the total outstanding Common Shares as of the first day of such year, an increase from the current limit of .5% of the total outstanding Common Shares as of the first day of such calendar year.

        RESTRICTED STOCK. The Committee may grant to participants Common Shares that are forfeitable to the Company if the participant terminates employment with the Company (for any reason other than death, disability or retirement) or other contingencies specified by the Committee at the time of grant are not satisfied, unless the Committee determines otherwise ("Restricted Stock"). Recipients of Restricted Stock become shareholders of the Company with full dividend and voting rights except to the extent the Committee provides otherwise. Upon satisfaction of the contingencies specified by the Committee, stock certificates evidencing the Restricted Stock will be delivered to the participant free and clear of any restrictions upon the payment of required taxes.

          The Plan, as amended and restated, contains a per-participant limit on the number of shares of Restricted Stock that may be granted during any calendar year to that number of shares with a value at the time of grant equal to the lesser of 500% of the participant's base salary or $2,000,000.

        PERFORMANCE AWARDS. The Committee may grant to participants performance awards ("Performance Awards") that may be earned over a specified period of time and are contingent upon the attainment of one or more performance goals by Rubbermaid or any subsidiary or affiliate of Rubbermaid. The Committee has full discretion to specify the performance goals with respect to each Performance Award. In addition to any specific provisions on forfeiture provided for in any award instrument, Performance Awards will be forfeited if the participant terminates employment (other than upon death, disability or retirement) with Rubbermaid or any subsidiary or affiliate of Rubbermaid prior to the completion of the performance period; provided that the Committee may provide for full or partial payment of the Performance Award that would have been payable if the participant had continued employment for the entire performance period as long as the Performance Award is not prevented from qualifying as "performance based" within the meaning of
        Section 162(m). The Committee, in its discretion, may elect to make the payment of Performance Awards in Restricted Shares, Common Shares, cash or any combination of the foregoing. Recipients of Performance Awards payable in Common Shares or Restricted Shares become shareholders of the Company at the time of grant with full dividend and voting rights except to the extent the Committee provides otherwise.

          For purposes of complying with Section 162(m), the Plan, as amended and restated, contains a per-participant limit on the number of Performance Shares that may be granted during any calendar year to that number of shares with a value at the time of grant equal to the lesser of 500% of the participant's base salary or $2,000,000.

          The Plan has been amended to clarify, for administrative purposes only, the distinction between Restricted Stock (i.e., shares which are subject to forfeiture based on reasons other than performance) and Performance Shares (i.e., shares which are subject to forfeiture based on performance based factors and are intended, absent a Committee determination to the contrary, to qualify as performance based compensation for purposes of Section 162(m)). Rubbermaid has traditionally granted shares of "restricted stock" which has been subject to forfeiture based on performance based factors, rather than mere continuation of employment as discussed more fully in the Report of the Compensation Committee appearing later in this Proxy Statement.

          The Plan has also been amended to include a list of specific performance factors as to which the Committee may condition the receipt of Performance Shares. Included in this list are: return on net assets, return on capital employed, economic value added, level of sales, earnings per share, income before taxes and cumulative effect of accounting changes, net income, return on equity, total shareholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria will have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures. The Committee retains the discretion to set the performance targets applicable to any such performance factor as to which a Performance Award may be conditioned.

        STOCK OPTIONS. The exercise price of each incentive stock option (an "ISO") or non-qualified stock option (an "NQSO") will be not less than the fair market value of a Common Share on the date the ISO or NQSO is granted. The maximum number of Common Shares that may be issued or transferred in respect of ISOs granted under the Plan is 5,000,000 Common Shares. The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of Rubbermaid and its subsidiaries) may not exceed $100,000. The closing market price of Rubbermaid Common Shares as reported on the New York Stock Exchange on February 14, 1997, was $24.875 per share.

          The exercise price of an option may be paid in cash, in Common Shares or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of that number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Committee.

          Under the Plan, the Committee may permit participants to transfer options to eligible transferees (as such eligibility is determined by the Committee). Each option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines. Options may be exercised during such periods before and after the participant terminates employment or ceases to serve as a director, as the case may be. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Committee may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

          Options may be granted for such lawful consideration as the Committee may determine when the options are granted. Such consideration may consist of money or other property, tangible or intangible, or labor or services received or to be received by Rubbermaid.

          For purposes of complying with Section 162(m), the Plan contains a per-participant limit on the number of shares which may be subject to options granted during any fiscal year of 500,000.

        STOCK APPRECIATION RIGHTS. A stock appreciation right (an "SAR") may be granted alone or in tandem with options, either at the time the options are granted or at any time thereafter while the options are outstanding. Tandem SARs may supplement the options to which they relate, in which case the holder may exercise the SAR if and when the holder exercises the related option, or they may be alternatives to the options to which they relate, in which case upon exercise of the SAR, the holder must surrender the related option unexercised, and vice versa. Under the Plan, the Committee may permit participants to transfer SARs to eligible transferees (as such eligibility is determined by the Committee). Under the Plan, SARs may be granted for the same consideration as options, and may become exercisable at the same time or times, and may remain exercisable during the same periods before and after the participant terminates employment or ceases to serve as a director, as the case may be, as options.

          Upon exercise of SARs, the holder will receive cash or Common Shares or a combination of each, as the Committee may determine, equal in value to the difference between the fair market value per Common Share on the date of exercise of the SARs and the exercise price of the SARs, multiplied by the number of shares subject to the SARs or related option. However, the Committee may provide if any holder exercises SARs during the thirty-day period following a Change in Control (as defined in the Plan), the holder will receive the difference between the highest fair market value of a Common Share during such thirty-day period and the exercise price of the SARs, multiplied by the number of shares subject to the SARs or related option. In the case of tandem SARs, the exercise price is the price at which shares may be purchased under the related option. In the case of SARs that are not granted in tandem with an option, the exercise price will be the fair market value of a Common Share on the date the SAR is granted.

          For purposes of complying with Section 162(m), the Plan contains a per-participant limit on the number of shares which may be subject to SARs granted during any fiscal year of 500,000.

        EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control, each outstanding Restricted Stock Award and Performance Award will become fully vested as of the day before such event occurs. This will result in the lapse of all restrictions on such Restricted Stock Awards and Performance Awards, regardless, in the case of Performance Awards, of any unachieved performance goal. Any option or SAR which is outstanding but not yet exercisable at the time of a Change in Control will become exercisable and remain exercisable until it expires or terminates pursuant to its terms and conditions. In addition, the Plan authorizes the Committee to grant options and SARS which become exercisable only in the event of a Change in Control, provide for SARs to be exercised automatically and only in case of such an event, and provide for cash to be paid in settlement of any Stock Incentive in such event.

        TERM OF THE PLAN. The Plan, as amended and restated, will become effective on the date on which it is approved by the shareholders of Rubbermaid. If not so approved, the Plan and any Stock Incentives granted thereunder and contingent upon such approval shall be null and void. If the amended and restated Plan is approved by shareholders, it will remain in effect until all shares authorized to be issued or transferred under the Plan have been exhausted or until the Plan is sooner terminated by the Board of Directors, and will continue in effect with respect to any Stock Incentives outstanding at the time of such termination.

        AMENDMENT PROCEDURES. Among other changes, in November 1996, SEC Rule 16b-3 was amended to eliminate certain restrictions on a board of director's ability to amend an employee benefit plan without shareholder approval. In connection with this change, new amendment procedures have been included in the Plan. Specifically, subject to any applicable shareholder approval requirements of applicable law or the rules of the New York Stock Exchange, the Plan may be amended by the Board of Directors, provided that, without shareholder approval, no amendment may increase the number of shares which may be issued under ISOs or change the material terms of a performance goal that were previously approved by shareholders, unless the Board determines that such approval is not necessary to avoid loss of a deduction under Section 162(m), will not avoid such loss of deduction, or is not advisable.

        STOCK INCENTIVES GRANTED UNDER THE PLAN AS AMENDED AND RESTATED. The following table presents information with respect to certain Performance Shares granted to date under the amended and restated Plan. Each such award was made contingent upon shareholder approval of the Plan as amended and restated, and if not so approved, these awards will be null and void. The number and value of Stock Incentives that will be granted in the future under the amended and restated Plan is not determinable as such determinations are to be made by the Committee in its sole discretion.

                     NEW PLAN BENEFITS -- AMENDED AND RESTATED 1989
                            STOCK INCENTIVE AND OPTION PLAN

                            NAME AND POSITION                      NUMBER OF PERFORMANCE SHARES
          ------------------------------------------------------   ----------------------------
          WOLFGANG R. SCHMITT...................................              22,000
          Chairman of the Board and Chief Executive Officer
          CHARLES A. CARROLL....................................              10,000
          President and Chief Operating Officer
          DAVID T. GIBBONS......................................               3,200
          President, Home Products Division
          JOSEPH M. RAMOS.......................................               2,000
          President, Rubbermaid Commercial Products Inc.
          GARY F. MATTISON......................................               2,100
          President, Global Transformation Team
          Executive Group.......................................              67,194
          Non-Executive Officer Employee Group..................              36,388

        CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following brief description of the tax consequences of awards under the amended and restated Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

        RESTRICTED STOCK AWARDS AND PERFORMANCE AWARDS. A participant who has been awarded Restricted Stock or Performance Shares and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the Restricted Stock Award or Performance Award lapse, the recipient will recognize ordinary income and Rubbermaid will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefor. Any dividends paid to the recipient on the Restricted Stock or Performance Award at or prior to such time will be ordinary compensation income to the recipient and deductible as such by Rubbermaid.

          An employee who has been awarded Restricted Stock or Performance Shares and makes an election under Section 83(b) of the Code will recognize ordinary income at the time of the award and Rubbermaid will be entitled to a corresponding deduction equal to the fair market value of such stock at such time over the amount paid therefor. Any dividends subsequently paid to the recipient on the Restricted Stock or Performance Award will be dividend income to the recipient and not deductible by Rubbermaid. There are no federal income tax consequences either to the recipient or Rubbermaid at the time any transfer or forfeiture restrictions applicable to the Restricted Stock Award or Performance Award lapse.

        OPTIONS. There are no federal income tax consequences either to the optionee or to Rubbermaid upon the grant of an ISO or a NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and Rubbermaid will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and Rubbermaid will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, Rubbermaid will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

        On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by Rubbermaid, provided Rubbermaid properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for Rubbermaid.

STOCK APPRECIATION RIGHTS. There are no federal income tax consequences either to the grantee or Rubbermaid upon the grant of SARs. The amount of any cash (or the fair market value of any Common Share) received by the holder upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt and Rubbermaid will be entitled to a deduction for such amount.

                                VOTE REQUIRED

        Approval of the amended and restated Plan will require the affirmative vote of holders of a majority of the shares present at the meeting and entitled to vote on this proposal. The Board of Directors recommends a vote FOR approval of the amended and restated Plan.

INFORMATION AS TO BOARD OF DIRECTORS AND NOMINEES
-------------------------------------------------

                                  TOM H. BARRETT
                                  Age: 66
 [TOM H. BARRETT PHOTO]           Director Since 1984
                                  Expiration of Present Term: 1998
                                  Partner, American Industrial Partners. Former Chairman and Chief
                                  Executive Officer, The Goodyear Tire & Rubber Company, Akron, OH
                                  (1989-1991), manufacturer of tires, chemicals, plastic film and other rubber products. Previously from 1988, President and Chief Executive
                                  Officer. Prior thereto and from 1982 President and Chief Operating
                                  Officer. Also Director of Air Products and Chemicals Inc., Easco
                                  Corporation, Mutual Life Insurance Company of New York and A. O. Smith
                                  Corporation.
 --------------------------------------------------------------------------------------------------------

                                  CHARLES A. CARROLL
                                  Age: 47
 [CHARLES A. CARROLL PHOTO]       Director Since 1993
                                  Expiration of Present Term: 1998
                                  President and Chief Operating Officer of the Company since September
                                  1993. From 1990 until May 1994 he served as President of the Home
                                  Products Division. Prior thereto and from 1988, he was President of
                                  Rubbermaid Specialty Products. He has been employed by the Company in various sales and management capacities since 1971.
 --------------------------------------------------------------------------------------------------------

                                  SCOTT S. COWEN
                                  Age: 50
 [SCOTT S. COWEN PHOTO]           Nominee for Election
                                  Expiration of Proposed Term: 1999
                                  Dean & Albert J. Weatherhead, III Professor of Management, Weatherhead
                                  School of Management, Case Western Reserve University since 1984. He has been associated with the University in various capacities since
                                  1976. He is currently a Director of American Greetings Corp., Forest
                                  City Enterprises, Fabri Centers of America and Key Bank N.A.
 --------------------------------------------------------------------------------------------------------

                                  ROBERT O. EBERT
                                  Age: 69
 [Robert O. Ebert Photo]          Director Since 1976
                                  Expiration of Present Term: 1998
                                  Investor.
 --------------------------------------------------------------------------------------------------------
                                  ROBERT M. GERRITY
                                  Age: 59
 [Robert M. Gerrity Photo]        Director Since 1993
                                  Expiration of Present Term: 1999
                                  Corporate Director. Previously from 1994-1996, Senior Advisor,
                                  Investment Banking to Everen Securities Inc., Chicago, IL. Former Vice
                                  Chairman (1991-1993) of New Holland, n.v., London, England, a worldwide manufacturer of agricultural and industrial equipment which was formed by Fiat Geotech and Ford New Holland Inc., of which Mr. Gerrity was
                                  President and Chief Executive Officer from 1982. He had been associated with Ford Motor Company since 1965 spending much of his career in international operations in Latin America and Europe. Also a Director of Harnischfeger Industries Inc., Libralter Plastics Inc. and Standard
                                  Motor Products Inc.
 --------------------------------------------------------------------------------------------------------
                                  KAREN N. HORN
 [Karen N. Horn Photo]            Age: 53
                                  Director Since 1987
                                  Expiration of Proposed Term: 2000
                                  Senior Managing Director, Bankers Trust Company, New York, NY since
                                  October 1996. Previously Chairman, Bank One, Cleveland, N.A.,
                                  Cleveland, OH, 1987-1996, Prior thereto and from 1982, President,
                                  Federal Reserve Bank of Cleveland. Also a director of British Petroleum
                                  Company P.L.C., Eli Lilly and Company and TRW Inc.
 --------------------------------------------------------------------------------------------------------
                                  WILLIAM D. MAROHN
 [William D. Marohn Photo]        Age: 56
                                  Director Since 1993
                                  Expiration of Proposed Term: 2000
                                  Vice Chairman of the Board, Whirlpool Corporation (February 1997), a
                                  manufacturer and marketer of major home appliances. Previously
                                  President and Chief Operating Officer from October 1992 and from
                                  January 1992, President and Chief Executive Officer, Whirlpool Europe,
                                  B.V. Prior thereto, Executive Vice President, North American Appliance
                                  Group from 1989 and previously President Kenmore Appliance Group from
                                  1988. He has been associated with Whirlpool since 1964.
 --------------------------------------------------------------------------------------------------------
                                  STEVEN A. MINTER
 [Steven A. Minter Photo]         Age: 58
                                  Director Since 1990
                                  Expiration of Present Term: 1998
                                  Executive Director and President, The Cleveland Foundation since 1984.
                                  Also a director of Consolidated Natural Gas Company, The Goodyear Tire
                                  & Rubber Company and KeyCorp.
 --------------------------------------------------------------------------------------------------------

                                  JAN NICHOLSON
                                  Age: 51
[JAN NICHOLSON PHOTO]             Director Since 1992
                                  Expiration of Proposed Term: 2000
                                  Since May 1994, Managing Director, Capital Markets Assurance
                                  Corporation. Previously Vice President, Citibank from 1981 and from
                                  1991 to 1994, Senior Credit Officer and head of the Northeast
                                  Department of Citicorp Real Estate. Previously from 1988, Managing
                                  Director of Capital Markets Assurance Corporation, a surety company founded by Citicorp. Also a director of Ball Corporation.
---------------------------------------------------------------------------------------------------------
                                  PAUL G. SCHLOEMER
                                  Age: 68
[PAUL G. SCHLOEMER PHOTO]         Director Since 1989
                                  Expiration of Present Term: 1999
                                  Retired President and Chief Executive Officer of Parker Hannifin
                                  Corporation, Cleveland, Ohio (1984-1993), a manufacturer of motion control systems and components for the industrial aviation, space and marine markets. Also director of Parker Hannifin Corporation, AMP Inc.
                                  and Esterline Technologies.
---------------------------------------------------------------------------------------------------------
                                  WOLFGANG R. SCHMITT
                                  Age: 52
[WOLFGANG R. SCHMITT PHOTO]       Director Since 1987
                                  Expiration of Proposed Term: 2000
                                  Chairman (since September 1993) and Chief Executive Officer (since
                                  November 1992) of the Company. From May 1991, President and Chief
                                  Operating Officer, Executive Vice President (1987-1991) and President
                                  of the Home Products Division (1984-1990). Employed by the Company in
                                  various marketing and research and development assignments since 1966.
                                  Also director of Kimberly Clark Corporation and Parker Hannifin
                                  Corporation.
---------------------------------------------------------------------------------------------------------
                                  GORDON R. SULLIVAN
                                  Age: 59
[GORDON R. SULLIVAN PHOTO]        Director Since 1995
                                  Expiration of Present Term: 1999
                                  Corporate Vice President (since September 1995), Coleman Research
                                  Corporation, Washington, D.C., a systems engineering company and a subsidiary of Thermo Electron Corporation. From 1991 until 1995, Chief of Staff of the United States Army and prior thereto, Vice Chief of
                                  Staff and Deputy Chief of Staff for Operations and Plans. During his
                                  Army career, he served in a variety of command and staff positions with extensive overseas tours in Europe, Vietnam and Korea. Also a director of Shell Oil Company, General Dynamics Corporation and Army National
                                  Bank.
---------------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
--------------------------------------------------------

BOARD COMMITTEES

        The Audit and Environmental Committee currently composed of Ms. Nicholson (Chair) and Messrs. Gerrity, Marohn, and Sullivan held two meetings during 1996. This Committee reviews with the independent auditors the scope and results of audits, their other activities for the Company as well as their fees and selection; reviews the activities of the internal audit staff; the adequacy of internal accounting and control procedures of the Company; environmental issues; and the administration of the retirement funds of the Company.

        The Compensation and Management Development Committee comprised of all outside Directors and currently chaired by Mr. Marohn, held three meetings during 1996. The Committee reviews policies and programs for the development of management personnel; approves the election as well as the compensation of the officers and key employees of the Company, and executes the functions of the Committees specified in the current bonus and stock incentive plans of the Company, the 1993 Deferred Compensation Plan and the Supplemental Executive Retirement Plan.

        The Nominating and Directors' Activity Committee currently comprised of Mr. Barrett (Chair) and Messrs. Ebert, Minter and Schloemer and Ms. Horn held three meetings during 1996. The Committee reviews and recommends to the Board candidates for election to the Board of Directors, the types and functions of Board committees and assignment of Directors thereto, the structure of the Board and Directors' compensation. In carrying out its functions in regard to Board membership, the Committee will consider nominees recommended by shareholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, and reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director of the Company as well as what particular contribution to the success of the Company such person could be expected to make.

        In addition to the committee meetings set out above, the Board of Directors held seven meetings during 1996.

REMUNERATION OF DIRECTORS
-------------------------

        The Board of Directors establishes the fees paid to Directors and Board Committee members for services in those capacities. The current schedule of Director fees is as follows:

             (1) For service as a member of the Board, $26,000 per annum, payable quarterly, plus $1,100 for attendance at each meeting of the Board;

             (2) For service as a Board Committee member, $1,100 for attendance at each Committee meeting held on a date other than a date on which the Board of Directors meets or $550 for attendance at any additional Committee meeting held on such date or a Committee meeting held on the same date on which the Board of Directors meets;

             (3) For service as Chairman of a Committee of the Board, a fee of $3,000 per annum, payable quarterly.

             (4) The Board has adopted a policy which requires that a minimum of 50% of the fees earned by a Director be deferred into the Rubbermaid Stock Account of the 1993 Deferred Compensation Plan. Pursuant to the Plan, Rubbermaid Common Shares credited to a Directors account are distributed following termination of service as a Director.

        These fees are payable only to non-management Directors. Management Directors receive no additional compensation for service as a Director. All Directors receive reimbursement from the Company for expenses incurred in connection with service in that capacity.

        The Company has a Charitable Award Plan for Directors pursuant to which it will contribute a total of $500,000 in a Director's name, after death, to not more than two educational institutions recommended by the Director. The contributions will be paid with the proceeds of insurance on the lives of Directors participating in the Plan. The insurance is purchased and owned by the Company which is also the beneficiary thereof. New Directors are required to serve three years to become eligible for this program. All current Directors except Mr. Sullivan are participants in the Plan. The Company also provides non-management Directors with accidental death and dismemberment insurance of up to $250,000 for a covered loss.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-----------------------------------------------

        The following tabulation presents information derived from Schedules 13-G filed with the Securities and Exchange Commission by persons beneficially owning more than five percent of the Company's Common Shares outstanding as of December 31,1996.

                   NAME AND ADDRESS OF            AMOUNT AND NATURE OF      PERCENT
                    BENEFICIAL OWNER              BENEFICIAL OWNERSHIP      OF CLASS
           -----------------------------------    --------------------     ----------
           FMR Corp. and Affiliated Entities           13,950,783*             9.3
             82 Devonshire St.                         (Indirect)
             Boston, Massachusetts 02109

           State Farm Mutual Automobile                10,652,200              7.1
           Insurance Company and                         (Direct)
           Related Entities
             One State Farm Plaza
             Bloomington, Illinois 61710


-----------------------

*Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 13,950,783 Common Shares of Rubbermaid Incorporated (sole power to dispose or direct the disposition of 13,950,783 shares and sole power to vote or direct the vote of 586,784 shares) as a result of acting as investment adviser to various investment companies, none of which individually owns more than five percent of the total outstanding shares.


OWNERSHIP BY MANAGEMENT OF COMMON SHARES
----------------------------------------

        The following table sets forth information as of January 31, 1997, with respect to the beneficial ownership of the Company's Common Shares by Directors, nominees, and certain executive officers and as a group, all directors, nominees and executive officers:

                                                           AMOUNT        PERCENT
                                                        BENEFICIALLY       OF
                             NAME                          OWNED          CLASS
          ------------------------------------------    ------------     -------
          Directors
            Tom H. Barrett (a)(b)...................         24,102           *
            Robert O. Ebert (a)(b)..................      1,403,481         0.7
            Scott S. Cowen..........................            500           *
            Robert M. Gerrity (b)...................          5,305           *
            Karen N. Horn (b).......................          2,583           *
            William D. Marohn (b)...................          3,410           *
            Steven A. Minter (b)....................          7,136           *
            Jan Nicholson (b).......................      1,072,596         0.7
            Paul G. Schloemer (b)...................          7,916           *
            Gordon R. Sullivan (b)..................            756           *
          Executive Officers
            Wolfgang R. Schmitt (a)(c)..............        261,140           *
            Charles A. Carroll (a)(c)...............        103,055           *
            David T. Gibbons (c)....................         11,595           *
            Joseph M. Ramos (b)(c)..................         38,805           *
            Gary F. Mattison (a)(c).................         29,222           *
            All of the above and other Executive
               Officers as a Group..................      3,306,437         2.2

-----------------------

*      Less than 1%

(a) Does not include shares held by or in trust by members and immediate families of Messrs. Barrett (76), Ebert (2,840), Schmitt (22,990), Carroll (230) and Mattison (20,068) as to which beneficial ownership is disclaimed.

(b) Includes shares held under trust agreements -- Ebert (sole investment power 87,469, shared investment power 155,795), Horn (918) and Schmitt (4,000) as to which beneficial ownership is disclaimed. Includes shares held by the Rubbermaid Incorporated 1993 Deferred Compensation Plan which has sole voting power -- Barrett (17,251), Ebert (993), Gerrity (1,005), Horn (977), Marohn (2,210), Minter (5,876), Nicholson (1,062), Ramos (14,331), Schloemer (6,716) and Sullivan (756).

(c) Includes performance based shares issued pursuant to the Company's Stock Incentive and Option Plan as follows -- Schmitt (138,424), Carroll (77,297), Gibbons (11,595), Ramos (24,474) and Mattison (17,081).


EXECUTIVE COMPENSATION-REPORT OF COMPENSATION COMMITTEE
-------------------------------------------------------

        The Compensation and Management Development Committee of the Board of Directors is composed of all the Company's outside directors.

        For many years the company has modified its existing compensation programs for executive officers as conditions required. As a consequence, the programs have become complicated and difficult to understand. The Company will make significant changes to its executive officer compensation program in 1997 to address this issue. The revised program will be simplified and will strengthen the company's long-standing and strongly held belief in the principle of performance-oriented compensation. This report discusses the compensation program which was in effect for 1996 and the changes to that program which are contemplated for 1997 and beyond.

COMPENSATION PHILOSOPHY

        The design and operation of the Company's executive compensation plans are based upon three premises:

        - Compensation must reward value creation, innovation, and growth. Rubbermaid's success depends on its ability to create lasting value and develop, market, and sell innovative new products. When value is created, it should be rewarded.

        - Compensation programs must encourage and reward appropriate behaviors. Compensation must support behaviors that enhance Rubbermaid's strategic vision. Superior performance should be rewarded, the lack of performance should not.

        - Rubbermaid must competitively reward performance. In order to attract and retain high-performing people Rubbermaid must offer total cash opportunities that are competitive with similarly sized, high-performing consumer products companies.

COMPENSATION ELEMENTS

        BASE SALARY

        Prior to 1997 salary grades were assigned to each executive officer position based on a comparison of Rubbermaid positions with comparable positions at companies of similar size in the durable and non-durable goods category of national executive compensation surveys. Studies have shown that the base salaries determined by this process were significantly below the competitive market of high performing consumer product companies which created significant recruiting issues. Actual salaries within the appropriate grade depended upon an assessment of individual performance, experience, and internal equity.

          Following a detailed analysis of the company's compensation structure, a new base salary program for executive officers and other key managers has been developed. Beginning in 1997 salary bands are assigned to each executive officer position based on a comparison of Rubbermaid positions with comparable positions in similar sized high performing consumer products companies. Base salaries are targeted for executive officer positions at 10% below the 50th percentile. Each band has a base salary minimum, midpoint, and maximum. The Company has adjusted existing base salaries to reflect a closer correlation with the competitive marketplace.

          ANNUAL INCENTIVE COMPENSATION

          Under the annual incentive plan utilized prior to 1997, awards were payable only if the Company's return on net assets ("RONA") exceeded 4% after which a bonus pool was funded in an amount not to exceed 5% of the Companys' earnings before tax. The size of individual participant awards varied based upon a subjective weighting of factors which accounted for salary range, position responsibility, and individual and business unit performance (mainly earnings and return on net assets). The target payout for executive officers was significantly above comparable positions at companies of similar size to compensate for below market base salaries. The Company's 1996 return on net assets was 9.9% which created a bonus pool larger than the bonuses which were actually paid for 1996.

          The maximum amount of annual incentive cash compensation paid to any executive officer for any year was limited to 60% of the executive's targeted payout with the remainder required to be taken in the form of a three-year performance-based restricted stock grant described below. For 1996, the Committee limited the annual incentive cash compensation for executive officers to levels below the aforementioned 60% targeted payout.

          The Company is seeking shareholder approval of the 1997 Management Incentive Plan ("1997 Plan"), which will replace the aforementioned plan. Under the new Plan annual incentive payments are targeted as a percentage of base pay (10%-105%) established by reference to incentive payments made by other high performing, predominately consumer products companies. The actual bonus for executive officers can range from 0% to 200% (300% in the case of certain senior executive participants) of the targeted amount, depending on the achievement of annual performance targets established by the Committee. For 1997, performance measures will be Economic Value Added (EVA) and Corporate/Division sales growth. EVA is a method used to measure the value Rubbermaid produces for its shareholders which is the amount remaining after deducting a capital charge (average capital employed in the business times the cost of capital) from net operating profit after taxes. Value for shareholders is provided by producing a positive and growing EVA. Empirical studies have shown a high positive correlation of improvement in EVA to improvements in share price.

        LONG-TERM INCENTIVE COMPENSATION

          PERFORMANCE BASED RESTRICTED STOCK

          Since 1979, long-term incentive compensation has been predominately comprised of the Restricted Stock Incentive Program which was tied to the financial performance of the Company as measured by RONA.

          On an annual basis, three and five-year restricted stock grants were made to Company executive officers and other key management personnel. The number of shares ultimately received from awards under the plan depended entirely on the extent to which after-tax average RONA targets measured over periods ranging from three to five years were achieved. Individual five year awards were determined by a formula utilizing a percentage of base salary arrived at by application of a subjective weighting of factors including position responsibility and individual performance. The amount thus determined was divided by a 30-day average Rubbermaid stock price to arrive at the number of shares to be awarded. Three year share awards were similarly determined using the amount of annual incentive compensation above targeted payout (usually 60%). All shares were forfeited if the Company's RONA did not average 6% over the performance period. Between 6% and the 12.5% target RONA, a pro rata formula determined the number of shares to be received, with all shares being received if the target was achieved. If the 12.5% target RONA was exceeded, supplemental cash awards, not to exceed 83% of the value of the shares originally awarded were paid.

          For 1996 the Company's RONA was below target as it was in 1995, however, because of above average performance in prior years the average RONA for the 3 and 5 year cycles ending in 1996 exceeded the target (14.50 and 12.57 v. 12.50) resulting in lapse of restrictions for all of the shares in those cycles. The cash award attached to the five year cycle will be reduced and the award for the three year cycle will be less than $1.00 per share. For award cycles ending after 1996 which include 1995 and 1996 in the performance measurement period, awards will be similarly impacted unless RONA improves.

          STOCK OPTION AWARDS

          Beginning in 1994 the Company began to incorporate stock option grants into its long-term incentive compensation program in the belief that stock options more closely aligns the interests of management and shareholders. Option grants had a duration of ten years with 25% vesting after two years and 15% vesting each year thereafter through year seven.

          In order to achieve the appropriate balance among compensation elements, the number of shares in five year restricted stock awards made to executives, who also receive stock options, was reduced.

          REVISED LONG TERM INCENTIVE PROGRAM

          Under the revised long-term Incentive Plan for 1997 and subsequent years, all participants except Corporate and Division senior executives will receive stock options rather than performance based restricted stock. The program is designed to increase the competitiveness of the Company's long term compensation program, to more closely align long-term executive compensation with shareholder interests, and to build executives' equity interest in the Company. The competitive objective of the new plan is to target long-term compensation at the 50th percentile, except for executive officers who are targeted at the 75th percentile of the comparator companies to compensate for their lower than market base salaries.

          For Corporate and Division senior executives, the weighting of long term compensation will be 70% stock options and 30% performance shares. A performance share award established by salary band and reference to comparator companies will be made each year and the actual number of shares earned will vary from 0% to 200% of the shares initially awarded based on the Company's EVA performance over a three (3) year period as established by the Committee. During such period the shares will be held in escrow, dividends are paid and the shares can be voted by the holder.

          Option awards under the revised plan will continue to have a duration of ten years and will vest over a three (3) year period at a rate of 33% per year which is more marketplace competitive. Previous stock option awards have been amended to conform with the new vesting schedule. The size of stock option grants will be established by salary band and reference to the comparator companies.

          CHIEF EXECUTIVE OFFICER COMPENSATION

          The compensation program for Mr. Schmitt, including salary, annual bonus, restricted stock and stock options, was determined for 1996 using the criteria stated above for executive officers. The specifics of Mr. Schmitt's compensation package, like that of other executive officers, is determined, in the case of salary, by reference to national marketplace data for similar positions. Mr. Schmitt's base salary was increased in February of 1996, the first such adjustment since December of 1994. His base salary for 1996 remained considerably below that for similarly placed executives.

          The annual and long-term target awards for Mr. Schmitt are based upon a comparison of his position to the competitive marketplace. The actual payments to Mr. Schmitt are based upon his achievement of objectives established by the Committee. The annual bonus paid to Mr. Schmitt for 1996 reflects an increase over 1995 but both years are considerably below 1993 and 1994. The increase for 1996 reflects the attainment of specific performance objectives which include improved cash flow, enhanced inventory and cash management, improvements in service levels to customers, simplification of the company's product lines and the continued development of global markets. Absent attainment of these objectives, the Company's financial performance would have been below what was achieved and the Committee expects them to favorably impact performance in 1997 and beyond. The Committee is mindful of the less than objective 1996 financial performance but considers the payment appropriate in light of the achievement of these performance objectives.

          A major portion of Mr. Schmitt's compensation continues to be in the form of stock incentives which will not result in value to him unless the financial performance of the Company improves and is reflected in a higher price for the Company's stock. Approximately 75% of Mr. Schmitt's 1996 compensation was incentive based. Significant portions of cash compensation received by Mr. Schmitt in 1996 reflect the conclusion of restricted stock cycles which began in 1991 and 1993. Those plan cycles concluded on December 31, 1995 and the payments provided for under their terms were made in 1996. The payments reflected the company's performance from 1991 through 1995 rather than the performance of the company in 1996. It is anticipated that in future years, compensation received on previously granted performance based restricted stock will be significantly lower as the performance period includes 1995 and 1996. For example, there will be less than a $1.00 per share cash payment component of the 1994-1996 three year restricted stock award.

          The Committee has previously established, and will retain, executive share-ownership guidelines that establish minimum values of Rubbermaid stock (a multiple of base salary) each executive officer is expected to hold (Chief Executive Officer-5 times; Chief Operating Officer-3 times; other Executive Officers-2 times). These holding requirements are exclusive of shares in existing restricted stock and performance share awards and unvested or vested but unexercised stock options.

          The Internal Revenue Code, as amended by the Omnibus Budget Reconciliation Act of 1993, limits the deductibility of "nonperformance-based" compensation to certain persons shown in the Summary Compensation Table to $1 million. To qualify as
        "performance-based" compensation, payments must be made from a plan that meets several criteria. The Committee intends for all performance based compensation to meet the criteria for deductibility.

          THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

                             William D. Marohn (Chair)           Steven A. Minter
                             Tom H. Barrett                      Jan Nicholson
                             Robert O. Ebert                     Paul G. Schloemer
                             Robert M. Gerrity                   Gordon R. Sullivan
                             Karen N. Horn

SUMMARY COMPENSATION TABLE
--------------------------

        The following table sets forth the compensation received for the three years ended December 31, 1996 by the persons who were at December 31, 1996 the Company's Chief Executive Officer and the four other most highly paid Executive Officers.

                                                                                                      LONG TERM
                                                             ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                                    -------------------------------------     -------------------------
                                                                                OTHER         RESTRICTED     SECURITIES
                                                                               ANNUAL           STOCK        UNDERLYING
                     NAME AND                        SALARY      BONUS      COMPENSATION*      AWARDS**       OPTIONS
                PRINCIPAL POSITION         YEAR       ($)         ($)            ($)             ($)            (#)
            ---------------------------    -----    --------    --------    -------------     ----------     ----------

            WOLFGANG R. SCHMITT........     1996     448,265     434,368       471,333          867,402         40,000
            Chairman of the Board......     1995     427,440     365,461       431,580          863,156         33,000
            and Chief Executive........     1994     395,060     656,123       351,775          844,608        196,000
            Officer

            CHARLES A. CARROLL.........     1996     302,107     256,791       182,368          541,624         20,000
            President and Chief........     1995     286,203     233,542       100,741          486,984         16,500
            Operating Officer..........     1994     270,208     373,025        79,720          361,624         60,500

            DAVID T. GIBBONS...........     1996     227,081     181,665             0           51,937          5,000
            President..................     1995      25,962
            Home Products Division.....     1994

            JOSEPH M. RAMOS............     1996     183,943     179,344        23,289          132,924          4,500
            President, Rubbermaid......     1995     178,073     164,718         8,455           79,650          4,000
            Commercial Products Inc....     1994     173,377     187,247                         87,082          4,200

            GARY F. MATTISON...........     1996     155,083     174,183        55,369          123,415          4,000
            President, Global..........     1995     148,525     141,099        28,824          110,588          5,310
            Transformation Team........     1994     141,180     166,710        26,478           99,616          3,850


                                            ALL OTHER
                     NAME AND            COMPENSATION***
                PRINCIPAL POSITION             ($)
            ---------------------------  ---------------
            WOLFGANG R. SCHMITT........      289,172
            Chairman of the Board......      269,725
            and Chief Executive........      300,783
            Officer

            CHARLES A. CARROLL.........      157,839
            President and Chief........      150,781
            Operating Officer..........      159,490

            DAVID T. GIBBONS...........       66,295
            President..................           39
            Home Products Division.....

            JOSEPH M. RAMOS............       68,451
            President, Rubbermaid......       61,370
            Commercial Products Inc....       56,730

            GARY F. MATTISON...........       98,235
            President, Global..........       94,762
            Transformation Team........       96,165

-----------------------

*  Cash award paid in 1996 for Company exceeding Restricted Stock
   Performance Target for three year (1993-1995) and five year (1991-1995) award cycle. The value of perquisites and other personal benefits is not included since the value of such compensation is below minimum required disclosure thresholds.

** These amounts represent the value of shares awarded in 1996 for three year
   (1995-1997) and five year (1996-2000) award cycles. Failure to improve the company's 1996 RONA performance will result in a 21% reduction in the 1996 restricted stock award listed in column 4 (1996 Restricted Stock Awards) and a 100% reduction in the other annual compensation listed in column 3 (Other Annual Compensation) payable to executives in 1999 and 2001. In the case of Mr. Schmitt these reductions will be approximately $930,000 per year.

        Shares and any cash ultimately received after the award cycles are completed depends upon achievement of pre-determined financial objectives over such period. Dividends are paid on restricted stock at the same rate as unrestricted shares. Year end 1996 restricted stock holdings and the value thereof based on the year-end closing price of Rubbermaid stock is as follows: Schmitt -- 83,633 shares ($1,892,197); Carroll -- 47,912 shares ($1,084,009); Gibbons -- 4,738 shares ($107,197); Ramos -- 17,600 shares
   ($398,200); and Mattison -- 12,820 shares ($290,053). Shares which will vest in under three years, assuming achievement of financial objectives, are as follows: Schmitt (21,865, 1997; 24,229, 1998); Carroll (12,431, 1997;
   15,483, 1998); Ramos (1,085, 1997; 2,912, 1998); and Mattison (2,043, 1997;
   2,494, 1998). Shares awarded to Mr. Ramos in 1992 included shares to replace long term incentives forfeited upon leaving a previous employer.

*** The amounts disclosed in this column include:

    (a) Company paid premiums for excess group term life insurance on behalf of Schmitt (1996- $823, 1995-$1,981, 1994-$1,302); Carroll
         (1996-$583, 1995-$774, 1994-$896); Gibbons (1996-$472, 1995-$39);
         Ramos (1996-$407, 1995-$1,133, 1994-$847); and Mattison (1996-$366,
         1995-$541, 1994-$412).

    (b) Contributions or accruals pursuant to defined contribution retirement plans on behalf of Schmitt, (1996-$241,126,1995-$220,586,1994-$248,821); Carroll,
         (1996-$144,750,1995-$137,405,1994-$144,794); Gibbons, (1996-$65,823);
         Ramos, (1996-$65,551,1995-$58,022,1994-$53,771); and Mattison
         (1996-$54,026,1995-$50,811,1994-$49,823). Vesting is on a graduated schedule commencing after three years of service with 100% vesting after seven years.

    (c) Interest accrued on deferred compensation in excess of a "fair market rate" established by S.E.C. rules (120% of applicable federal long-term rate, which for 1996 was 8.128%; 1995-8.690%; and 1994-8.743%) on behalf of Schmitt
         (1996-$47,226,1995-$47,158,1994-$50,660); Carroll 1996
         $12,506;1995-$12,602,1994-$13,800); Ramos
         (1996-$2,493,1995-$2,215,1994-$2,112); and Mattison
         (1996-$43,843,1995-$43,410,1994-$45,930).

OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------

                                 INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                     ----------------------------------------                 VALUE AT ASSUMED ANNUAL
                                   % OF TOTAL                                   RATES OF STOCK PRICE
                     NUMBER OF      OPTIONS                                   APPRECIATION FOR OPTION
                     SECURITIES    GRANTED TO                                           TERM
                     UNDERLYING    EMPLOYEES      EXERCISE OR                 ------------------------
                      OPTIONS      IN FISCAL      BASE PRICE     EXPIRATION
        NAME         GRANTED(#)       YEAR          ($/SH)          DATE        5%($)         10%($)
   ---------------   ---------    ------------    -----------    ----------   ----------    ----------
   Mr. Schmitt....     40,000         6.71%        26.1250       1/10/2006     1,703,350     2,706,550
   Mr. Carroll....     20,000         3.36%        26.1250       1/10/2006       851,675     1,353,275
   Mr. Gibbons....      5,000         0.84%        26.1250       1/10/2006       212,919       338,319
   Mr. Ramos......      4,500         0.75%        26.1250       1/10/2006       191,628       304,488
   Mr. Mattison...      4,000         0.67%        26.1250       1/10/2006       170,335       270,655

        All options are granted at the fair market price of Rubbermaid Common Shares on the grant date and expire ten years from the grant date. Options vest over a three year period with one-third of the shares becoming exercisable on each of the first three anniversaries of the grant date.

        The dollar amounts under the potential realizable value column are the result of calculations of assumed annual compound rates of appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

OPTION EXERCISES AND VALUES
---------------------------

        This table presents information regarding options exercised for the Company's Common Shares during fiscal 1996 and the value of unexercised options held at December 31, 1996. There were no options exercised by the named executives and no SARs outstanding during fiscal 1996.

     AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND 1996 FISCAL YEAR-END
                                OPTION VALUES

                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                              OPTIONS AT FY-END                AT FY-END
                           SHARES ACQUIRED     VALUE                 (#)                        ($)(2)
                             ON EXERCISE      REALIZED    -------------------------    -------------------------
                                 (#)           ($)(1)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                           ---------------    --------    -------------------------    -------------------------
    Mr. Schmitt..........         0               0            141,666/269,000                    0/0
    Mr. Carroll..........         0               0              45,833/97,000                    0/0
    Mr. Gibbons..........         0               0                    0/5,000                    0/0
    Mr. Ramos............         0               0               4,133/12,700                    0/0
    Mr. Mattison.........         0               0               4,336/13,160                    0/0

-----------------------

(1) Value Realized is calculated as follows: [(Per Share Closing Sale Price on Date of Exercise)--(Per Share Exercise Price)] x Number of Shares for Which the Option was Exercised.

(2) Value of Unexercised, In-the-Money Options at December 31, 1996 is calculated as follows: [(Per Share Closing Sale Price on 12/31/96) -- (Per Share Exercise Price)] x Number of Shares subject to Unexercised Options. The per share closing sale price on 12/31/96 was $22.6250.


DEFINED BENEFIT RETIREMENT PLANS
--------------------------------

        SALARIED EMPLOYEES' RETIREMENT PLAN

        The following table shows the estimated annual retirement benefit payable to participants in the Rubbermaid Incorporated Salaried Employees' Retirement Plan at age 65 for 120 months, irrespective of how long the participant lives. Other actuarially equivalent value of forms of pension income may be requested. Only employees hired prior to October 1, 1972, are participants in this Plan.

           ESTIMATED ANNUAL BENEFITS - DEFINED BENEFIT PENSION PLAN

                                        YEARS OF SERVICE
            ANNUAL        ---------------------------------------------
          BASE SALARY        10          15          20          25
          -----------     --------    --------    --------    ---------
           $ 150,000       $15,000     $22,500     $30,000      $37,500
             200,000        20,000      30,000      40,000       50,000
             250,000        25,000      37,500      50,000       62,500
             300,000        30,000      45,000      60,000       75,000
             350,000        35,000      52,500      70,000       87,500
             400,000        40,000      60,000      80,000      100,000
             450,000        45,000      67,500      90,000      112,500

        Benefits are based on a formula which provides for payment of 1% of base salary for each year of service, to a maximum of 25 years. Messrs. Schmitt, Carroll and Mattison are participants in the Plan with 31, 26 and 29 years of credited years respectively, however, benefit accruals (salary increases and years of service) for them have been suspended since 1989 because of government regulations affecting "highly compensated employees". As a result, they will receive a significantly reduced benefit from the Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        The following table shows the benefit which would be received by a participant in the Rubbermaid Supplemental Executive Retirement Plan with at least five years of service and election of a single life annuity, which benefit is reduced by (1) any benefits provided under any other retirement plans (including defined contribution retirement plans) of the Company; (2) primary Social Security benefits; and (3) amounts payable from any prior employer retirement plans.

                                   ESTIMATED ANNUAL COMBINED BENEFIT
                                               PAYABLE AT
                 FINAL AVERAGE     ----------------------------------
                 COMPENSATION*      AGE 55       AGE 60       AGE 65
                 -------------     --------     --------     --------
                  $   600,000      $297,000     $313,500     $330,000
                      800,000       396,000      418,000      440,000
                    1,000,000       495,000      522,500      550,000
                    1,200,000       594,000      627,000      660,000
                    1,400,000       693,000      731,500      770,000
                    1,600,000       792,000      836,000      880,000

-----------------------

* Salary, bonus and five-year restricted stock award value.

        Benefits under the Rubbermaid Incorporated Supplemental Executive Retirement Plan are payable for life, equal to 55% of the average of salary, bonus and five-year restricted stock award value earned during the highest five years of the final ten years of employment, less payments from other Company retirement plans, social security and prior employer plans.

        Covered compensation includes annual salary and bonus, including, with respect to the latter, any amount of bonus paid in the form of restricted stock awards with vesting schedules less than three years. Mr. Schmitt is a participant in the Plan with 31 years of credited service. Participants may retire, with reduced benefits, at age 60 or prior thereto beginning at age 55 with the approval of the Chief Executive Officer. In 1988, pursuant to a Plan amendment providing for the funding of benefits for vested participants, the Company adopted the practice of purchasing annuities on behalf of vested Plan participants which will provide the after-tax equivalent of the required benefit. Death benefits are provided to the surviving spouse of a participant age 55 or older with five years' service. This age requirement has been waived for Mr. Schmitt. Plan benefits are not vested in the event of termination of employment prior to qualification for normal, early, or disability retirement except in the event of change of control of the Company when special vesting occurs. With regard to Mr. Schmitt, provision has been made for voluntary retirement at any time after age 50 with benefits, 55% of covered compensation, reduced 2% for each year retirement is prior to age 60. In the event of involuntary termination of employment after age 50, but before age 60, benefits would commence at age 60 based upon 55% of covered compensation at the time of involuntary termination of employment.

EXECUTIVE OFFICER CONTRACTS
---------------------------

        The Company's Executive Officers have employment agreements with the Company which become effective only in the event any person becomes the beneficial owner, directly or indirectly, of 15% or more of the outstanding shares of the Company, the Company is merged or substantially all of its assets are sold and Rubbermaid shareholders do not retain at least two-thirds of the voting power in the new corporation or a majority of the Company's Board of Directors is replaced. The agreements provide for continuing such executives in the employment of the Company for a period of five years following such a change of control or until attainment of normal retirement age, whichever first occurs. During such five year period, the executive will receive salary, bonus and benefits no less than those in effect at the time of a change of control. The employment of such executives may however be terminated, voluntarily or involuntarily, within two years of such change of control in which event they would receive a severance award equal to the value of three years salary, bonus and stock awards and the continuation of benefits for three years, and would be indemnified by the Company for any excise tax imposed on such award. Following such two year period the executives may be terminated only for cause and/or they have the right to terminate employment in the event their duties are materially changed or their salaries or benefits, etc., are reduced. In either such event they would be entitled to receive a severance amount equal to that described above.

        The Company has an employment agreement with Mr. Gibbons which provides for a severance payment equal to two years of salary and targeted bonus in the event of involuntary termination of employment within three years of the date of employment.

RUBBERMAID STOCK PERFORMANCE
----------------------------

        Following is a graph which compares the five year cumulative return from investing $100 at the end of 1991 in Rubbermaid Common Shares, the S&P 500 index of companies and the S&P Industrials index of companies, with dividends assumed to be reinvested when received. The S&P Industrials index includes a broad range of manufacturers.

          MEASUREMENT PERIOD
        (FISCAL YEAR COVERED)              RUBBERMAID INC.           S&P 500           S&P Industrials
1991                                                  100.00                100.00                100.00
1992                                                   83.91                107.62                105.70
1993                                                   92.98                118.46                115.24
1994                                                   78.19                120.03                119.64
1995                                                   70.55                165.13                161.02
1996                                                   63.96                203.05                198.06

Assumes $100 invested on December 31, 1991 and reinvestment of dividends.

INDEPENDENT AUDITORS
--------------------

        As recommended by the Audit Committee, the Board of Directors appointed KPMG Peat Marwick LLP as the independent auditors to audit the books and records of the Company for the year ending December 31, 1997. This firm has been the independent auditors of record continuously since 1934. It is expected that a representative of Peat Marwick will be in attendance at the Annual Meeting to respond to appropriate oral questions of shareholders and to make such statement as may be desired.

1998 PROPOSALS OF SECURITY HOLDERS
----------------------------------

        Pursuant to rules of the Securities and Exchange Commission, a shareholder may present a proposal to be voted on at the 1998 annual meeting of shareholders; and, provided such proposal meets all of the requirements of the rules and is received by the Company prior to November 7, 1997, it will be included in the proxy statement and form of proxy relating to such meeting.

OTHER BUSINESS
--------------

        The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors does not know of any matter for action by the shareholders at the meeting other than the matters described in the Notice. However, the enclosed Proxy confers discretionary authority with respect to matters which are not known to the Board at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment on any such matter.

        By order of the Board of Directors.


                                                JAMES A. MORGAN
                                                   Secretary

                                                                      APPENDIX A

                            RUBBERMAID INCORPORATED
                              AMENDED AND RESTATED
                      1989 STOCK INCENTIVE AND OPTION PLAN

                                    PREAMBLE

  The purpose of this Plan is to reward performance and to build each Participant's equity interest in the stock of Rubbermaid Incorporated by providing long term incentives and rewards to directors and officers and other key employees of the Company and its subsidiaries who contribute to its continuing success by their innovation, ability, industry, loyalty and exceptional service. This Plan was originally approved by shareholders at the 1989 Annual Meeting and subsequently amended and approved by shareholders at the 1994 Annual Meeting.

                                   SECTION I
                                  DEFINITIONS
BENEFICIARY
1.01 "Beneficiary" means a person or entity (including a trust or estate), designated in writing by a Holder on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom the Holder's Stock Incentives and related rights and privileges under the Plan shall pass in the event of the death of the Holder.

BOARD OR BOARD OF DIRECTORS
1.02 "Board" or "Board of Directors" means the Board of Directors of Rubbermaid Incorporated, as constituted from time to time.

CHANGE IN CONTROL
1.03 "Change in Control" means the occurrence of any of the following events:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than two-thirds of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of the Company immediately prior to such transaction;

          (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity, and as a result of such sale or transfer less than two-thirds of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
     Act) of securities representing 15% or more of the Voting Stock of the Company;

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

          (v) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by the holders of the Voting Stock, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

          Notwithstanding the foregoing provisions of Sections 1.03(iii) or 1.03(iv), unless otherwise determined in a specific case by majority vote of the Board, a Change in Control shall not be deemed to have occurred for purposes of Sections 1.03(iii) or 1.03(iv) solely because (1) the Company,
     (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

CODE
1.04 "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular Section of the Code shall include references to any related Treasury Regulations and to successor Sections of the Code.

COMMITTEE
1.05 "Committee" means the Compensation and Management Development Committee of the Board of Directors or such other committee or subcommittee designated by the Board of Directors to administer the Plan.

COMMON SHARES
1.06 "Common Shares" means common stock of the Company, par value $1.00 per share.

COMPANY
1.07 "Company" means Rubbermaid Incorporated, an Ohio corporation, its successors and assigns.

DIRECTOR
1.08 "Director" means a director of the Company.

EMPLOYEE
1.09 "Employee" means a key employee of the Company or a Subsidiary, regularly employed on a full-time basis, including an officer or Director if he is such an employee.

EXCHANGE ACT
1.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

FAIR MARKET VALUE
1.11 "Fair Market Value" on a particular date means the mean between the high and low sales price of a Common Share on the New York Stock Exchange on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange. If there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.

     In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with such Section of the Code and shall mean the value as so determined.

HOLDER
1.12 "Holder" means the Participant or eligible transferee (as such eligibility may be determined from time to time by the Committee) who holds a Stock Incentive.

INCENTIVE STOCK OPTION
1.13 "Incentive Stock Option" means an Option intended to meet the requirements of Section 422 of the Code.

NON-STATUTORY STOCK OPTION
1.14 "Non-Statutory Stock Option" means an Option which is not intended to be an Incentive Stock Option.

OPTION
1.15 "Option" means an option granted under this Plan to purchase Common Shares. Options may be Incentive Stock Options or Non-Statutory Stock Options.

PARTICIPANT
1.16 "Participant" means a Director, officer or other Employee selected by the Committee to participate in this Plan.

PERFORMANCE AWARD
1.17 "Performance Award" means an award of Performance Shares to a Participant, which is contingent upon the attainment of performance objectives determined in the discretion of the Committee as more fully set forth in
     Section VI hereof.

PERFORMANCE GOALS
1.18 "Performance Goals" shall have the meaning ascribed to it at Section 6.02.

PLAN
1.19 "Plan" means the Rubbermaid Incorporated Amended and Restated 1989 Stock Incentive and Option Plan set forth in these pages, as amended from time to time.

RESTRICTED STOCK AWARD
1.20 "Restricted Stock Award" means an award of Common Shares to a Participant with restrictions as to disposition and subject to a risk of forfeiture until certain conditions have been met.

SEC RULE 16b-3
1.21 "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect with respect to Section 16 Persons from time to time.

SECTION 16 PERSON
1.22 "Section 16 Person" means a person subject to potential liability under
     Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

STOCK APPRECIATION RIGHT
1.23 "Stock Appreciation Right" means a right granted under Section VIII below.

STOCK INCENTIVE
1.24 "Stock Incentive" means a Performance Award, Restricted Stock Award, Option or Stock Appreciation Right.

SUBSIDIARY
1.25 "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term "Subsidiary" shall mean a Subsidiary (as defined by the preceding clause) which is also a "subsidiary corporation" as defined in Section 424(f) of the Code.

                                   SECTION II
                              PLAN ADMINISTRATION

ADMINISTRATOR
2.01 The Plan shall be administered by the Committee, which shall consist of three or more directors appointed from time to time by the Board. Unless the Board determines otherwise, the Committee shall be comprised solely of "outside directors" within the meaning of Section 162(m) of the Code. In addition, the Committee will be constituted in a manner that satisfies the "non-employee" director standard in SEC Rule 16b-3. Notwithstanding the requirements contained in the two immediately preceding sentences, the Board may, in its discretion, delegate to a committee or subcommittee of the Board that does not meet the foregoing requirements any or all of the authority and responsibility of the Committee with respect to awards of Stock Incentives to employees who are not Section 16 Persons or "covered employees" for purposes of Section 162(m) of the Code at the time any such delegated authority or responsibility is exercised. Such other committee or subcommittee may consist of three or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee.

ADMINISTRATIVE POWERS
2.02 The Committee shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Stock Incentives will be granted, in determining the type and amount of Stock Incentives to be granted to each such Participant, the terms and conditions of Stock Incentives granted under the Plan, including any applicable Performance Goals, and the terms of agreements which will be entered into with Participants. The Committee shall have the power to make regulations for carrying out the Plan and to make changes in such regulations as it from time to time deems proper. Any interpretation by the Committee of the terms and provisions of the Plan and any instrument issued thereunder and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, affiliates, all Holders, their respective legal representatives, successors and assigns and upon all other persons claiming under or through any of them.

LIMITATION ON LIABILITY
2.03 Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon information supplied by the management of the Company and the advice of counsel and shall incur no liability except for acts or omissions undertaken with deliberate intent to cause injury or undertaken with reckless disregard.

                                  SECTION III
                                  PLAN SHARES

SHARES SUBJECT TO THE PLAN; MAXIMUM NUMBER -- AGGREGATE
3.01 Subject to adjustments as provided in Section X and the provisions of Sections 3.03 and 8.07 hereof, the total number of Common Shares as to which Stock Incentives may be granted under the Plan in each calendar year during any part of which the Plan is effective shall be one percent (1%) of the total outstanding Common Shares as of the first day of such year; provided that the maximum number of Common Shares that may be issued or transferred in respect of Incentive Stock Options granted under this Plan shall be 5,000,000 Common Shares. In addition, any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares to be purchased, as the Committee may from time to time determine.

SHARES SUBJECT TO THE PLAN; MAXIMUM NUMBER -- PER PARTICIPANT
3.02 Subject to Sections 3.03, 8.07 and 10.01 hereof, the maximum number of Stock Incentives that may be granted to each Participant in each calendar year during any part of which the Plan is in effect shall be as follows:

          (a) With respect to Common Shares subject to Options, 500,000 Common Shares;

          (b) With respect to Common Shares subject to Stock Appreciation Rights, 500,000 Common Shares;

          (c) With respect to Restricted Stock (not issued in payment of Performance Awards), that number of Common Shares whose value equals the lesser of (i) 500% of such Participant's base salary for such year or (ii) $2,000,000 (based on the Fair Market Value of Common Shares on the date the award is granted, not the date the award vests or is paid);

          (d) With respect to Performance Awards, that number of Common Shares whose value equals the lesser of (i) 500% of such Participant's base salary for such year or (ii) $2,000,000 (based on the Fair Market Value of Common Shares on the date the award is granted, not the date the award is earned or paid).

CHARGING OF SHARES
3.03 Subject to the provisions of Section 8.07, Common Shares subject to a Stock Incentive that are forfeited, terminated, or canceled without having been exercised (other than Common Shares subject to an Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the number of Common Shares available in any calendar year for grant of Stock Incentives. If a Holder pays all or part of the exercise price associated with a Stock Incentive by the transfer of Common Shares or the surrender (including by attestation) of all or part of a Stock Incentive (including the Stock Incentive being exercised) such Common Shares will also be available for grant under this Plan, without reducing the number of Common Shares available in any calendar year for grant of Stock Incentives.

                                   SECTION IV
                           GRANTS OF STOCK INCENTIVES

TYPE OF AWARDS
4.01 Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Performance Awards, Restricted Stock Awards, Options, or Stock Appreciation Rights, or any combination thereof, to any Participant.

TANDEM AWARDS
4.02 The Committee may (but need not) grant any Stock Incentive in tandem with another Stock Incentive. Tandem Stock Incentives may be granted as either alternatives or supplements to one another. The terms and conditions of any such Tandem Stock Incentives shall be determined by the Committee subject to the provisions of the Plan.

                                   SECTION V
                            RESTRICTED STOCK AWARDS

RESTRICTED STOCK AGREEMENTS
5.01 Restricted Stock Awards shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions (including provisions for the protection of Restricted Stock Awards in the event of a Change in Control) as the Committee shall deem advisable.

RIGHTS OF PARTICIPANTS
5.02 Subject to the restrictions on transfer and the risk of forfeiture, and except to the extent the Committee provides otherwise at the time of grant of a Restricted Stock Award, a Participant who has been granted a Restricted Stock Award will thereafter have all the rights of a shareholder, including the right to receive dividends paid on such shares and to vote such shares unless and until any such shares are forfeited. Certificates or other evidence of Restricted Stock Awards will be held by the Company or other designee of the Committee.

DELIVERY OF SHARES
5.03 The Restricted Stock Award agreement shall specify the duration of the restricted period and the employment conditions under which the Restricted Stock may be forfeited to the Company. If, at the end of the restricted period, the restrictions imposed hereunder lapse as provided in the Restricted Stock Award agreement, a certificate representing the number of Common Shares on which restrictions have lapsed as well as any other form of compensation provided for in the agreement will be delivered to the Participant or his Beneficiary upon compliance by the Participant with any requirements provided for in the agreement. The Committee may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock.

FORFEITURE
5.04 In addition to any specific provisions on forfeiture provided for in any Restricted Stock Award agreement, Restricted Stock Awards will be forfeited if the Participant terminates employment with the Company, a Subsidiary or an affiliate for any reason other than death, disability or retirement, except that the Committee shall have the authority to provide for their continuation in whole or in part whenever in its judgment it shall determine that such continuation is in the best interests of the Company.

NONASSIGNABILITY
5.05 Restricted Stock Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.

CHANGES IN CONTROL
5.06 In the event of a Change in Control each outstanding Restricted Stock Award will become fully vested in each Participant as of the day before such event occurs. This will result in the lapse of all restrictions on such Restricted Stock Awards.

                                   SECTION VI
                               PERFORMANCE AWARDS

PERFORMANCE AWARD AGREEMENTS
6.01 Performance Awards shall be evidenced by Performance Award agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions (including Performance Goals (as defined below) and provisions for the protection of Performance Awards in the event of a Change in Control) as the Committee shall deem advisable.

AWARD PERIOD AND PERFORMANCE GOALS
6.02 The Committee shall determine and include in a Performance Award the period of time during which a Performance Award may be earned ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, Subsidiary or affiliate during the Award Period as a condition to payment of, and/or the lapse of any applicable restrictions relating to, the Performance Award. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

     With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) select the Participants for such Performance Awards,
     (ii) establish in writing the applicable Performance Goals and all related terms no later that 90 days after the commencement of the period of service to which the Performance Goals relate (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and
     (iii) designate the Performance Awards that are to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C).

     The Committee shall establish in writing the Performance Goals for each Award Period which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses (e.g., pooling of interests), as the Committee may determine: return on net assets, return on capital employed, economic value added, level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, net income, return on equity, total shareholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify at the time the Performance Goal is established, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the Participant's award opportunity in its entirety or to any designated portion or portions of the opportunity, as the Committee may specify.

NO DISCRETION
6.03 With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee has no discretion to increase the amount of the award due upon attainment of the applicable Performance Goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any Performance Award (i.e., to reduce or eliminate the award payable) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

PERFORMANCE AWARD EARNED
6.04 The Performance Awards shall be expressed in terms of Common Shares and referred to as "Performance Shares." With respect to each Performance Award, the Committee shall fix the number of allocable Performance Shares. The level of Performance Goals attained will determine the percentage of Performance Shares earned for an Award Period. After completion of the Award Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such award are attained. Unless and until the Committee so certifies, the Performance Award shall not be paid.

FORFEITURE
6.05 In addition to any specific provisions on forfeiture provided for in any Performance Award agreement, Performance Awards will be forfeited if the Participant terminates employment (other than upon death, disability or retirement) with the Company, a Subsidiary or an affiliate prior to the completion of the Award Period; provided that the Committee shall have the authority to provide for a partial or full payment of the Performance Award that would have been payable if the Participant had continued employment for the entire Award Period, which shall be paid at the same time as it would have been paid if no such termination of employment occurred, but only if and to the extent the exercise of such discretion by the Committee does not prevent any Performance Award from qualifying as "performance based" within the meaning of Code Section 162(m)(4)(C).

PERFORMANCE AWARD PAYMENT
6.06 The Committee, in its discretion, may elect to make the payment of Performance Awards in Restricted Shares, Common Shares, cash or any combination of the foregoing. If the Performance Award is paid in Restricted Shares or Common Shares, the Company shall issue one Restricted Share or Common Share for each Performance Share earned. If the Performance Award is paid in cash, the cash payable shall be equal to the Fair Market Value of the Performance Shares earned as of the last day of the Award Period.

DELAYED PAYMENT
6.07 To the extent that the Committee, in its sole discretion, determines that the payment of any Performance Award is not deductible by the Company based on Code Section 162(m), the Company shall delay the payment of such Performance Award. The unpaid portion of a Performance Award that is subject to this Section 6.07 shall be paid (in whole or in part), at the discretion of the Committee, when such payment is deductible in accordance with Code Section 162(m). The delayed payment of a Performance Award payable in Common Shares or Restricted Shares shall be equal to the number of Performance Shares earned but unpaid. The delayed payment of a Performance Award payable in cash shall be equal to the Fair Market Value of the earned but unpaid Performance Shares as of the appropriate date selected by the Committee.

RIGHTS OF PARTICIPANTS
6.08 Subject to the restrictions on transfer and the risk of forfeiture, and except to the extent the Committee provides otherwise at the time of grant of a Performance Award, a Participant who has been granted a Performance Award payable in Common Shares or Restricted Shares will thereafter have all the rights of a shareholder, including the right to receive dividends paid on such shares and to vote such shares unless and until any such shares are forfeited. Certificates or other evidence of Performance Awards will be held by the Company or other designee of the Committee.

NONASSIGNABILITY
6.09 Performance Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.

CHANGE IN CONTROL
6.10 In the event of a Change in Control each outstanding Performance Award will become fully vested in each Participant as of the day before such event occurs. This will result in the lapse of all restrictions on such Performance Awards, regardless of any unachieved Performance Goal.

                                  SECTION VII
                                    OPTIONS

TERMS AND CONDITIONS OF OPTIONS
7.01 Except as otherwise provided in Section 12.07, Options shall be subject to the provisions set forth in this Section.

PURCHASE PRICE
7.02 Subject to the provisions of Section X, the price at which each Common Share may be purchased under an Option shall be not less than 100% of the Fair Market Value of a Common Share on the date the Option is granted (or in the case of any optionee who, at the time an Incentive Stock Option is granted, owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a Common Share on the date the Incentive Stock Option is granted).

PAYMENT OF PURCHASE PRICE
7.03 The purchase price of shares subject to an Option may be paid in whole or in part (a) in cash, (b) by bank, certified, cashier's or personal check subject to collection, (c) if so provided in the Option and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice and instructions to deliver the resulting stock to a stockbroker that are intended to satisfy the provisions of Section 220.3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time, and
     (d) if so provided in the Option and subject to such terms and conditions as are specified in the Option, (i) in Common Shares (including through an attestation procedure) or other property surrendered to the Company or (ii) by the surrender of all or part of the Option being exercised, or by a combination of the foregoing methods, as and to the extent permitted by the Committee. Property for purposes of this paragraph shall include an obligation of the Company unless prohibited by applicable law. Common Shares thus surrendered shall be valued at their Fair Market Value on the date of exercise. Any such other property thus surrendered shall be valued at its fair market value on any reasonable basis established or approved by the Committee. Any Common Shares surrendered to the Company in payment of an Option's purchase price pursuant to Section 7.03(d) (including by attestation) will again be available for grant under this Plan, without reducing the number of Common Shares available in any calendar year for grant of Stock Incentives.

CONSIDERATION FOR GRANT OF OPTIONS
7.04 Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law.

     Subject to the foregoing and the other provisions of this Section VII, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments, and at such time or times, as the Committee may determine. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

CERTAIN LIMITATIONS ON EXERCISE
7.05 Unless otherwise determined by the Committee, each Option may be exercised, during the Holder's lifetime, only by the Holder or the Holder's guardian or legal representative, and after death only by the Holder's Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. Notwithstanding any other provision of this Plan, (a) no Option shall be exercisable after the tenth anniversary of the date the Option was granted, and (b) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock, directly or indirectly within the meaning of Section 424(d) of the Code, possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. The Company may but need not provide for an Option to be exercisable after termination of employment or cessation of service as a Director, as the case may be, until its fixed expiration date (or until an earlier date or specified event occurs).

INCENTIVE STOCK OPTIONS
7.06 An Option may, but not need, be an Incentive Stock Option. The aggregate Fair Market Value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other maximum amount permitted by the Code.

OPTION INSTRUMENTS
7.07 Each Option shall be evidenced by a written instrument, signed by an officer of the Company duly authorized to do so, which shall contain such terms and conditions, and shall be in such form, as the Committee shall determine, provided the instrument is consistent with this Plan and incorporates it by reference. An Option, if so approved by the Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances.

PROVISION APPLICABLE TO CERTAIN HARDSHIP DISTRIBUTIONS
7.08 No Participant shall make any elective contribution or employee contribution (within the meaning of Treasury Regulation Section 1.401(k)-l(d)(2)(iv)(B)(4)) (i.e., exercise an Option with cash or check) to the Plan during the twelve-month period after the Participant's receipt of a deemed hardship distribution (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)) from a plan of the Company (or a related party within the provisions of Code Section 414(b), (c), (m) or
     (o)) containing a cash or deferred arrangement under Section 401(k) of the Code. The preceding sentence shall not apply if and to the extent that the Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

CERTAIN CONDITIONS TO EXERCISE
7.09 No Option shall be exercisable unless and until the Company (a) obtains the approval of all regulatory bodies whose approval the Committee may deem necessary or desirable, and (b) complies with all legal requirements deemed applicable by the Committee.

DATE OF EXERCISE
7.10 An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Company on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option purchase price in one or more of the forms authorized by the Committee and described in Section 7.03 above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share.

                                  SECTION VIII
                           STOCK APPRECIATION RIGHTS

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
8.01 Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the terms and conditions set forth in this Section VIII.

TANDEM AND FREE-STANDING RIGHTS
8.02 Stock Appreciation Rights may be granted in connection with all or any part of an Option, either at the time of the grant of such Option or at any time thereafter during the term of the Option (in either case, "Tandem Stock Appreciation Rights"), or may be granted without reference to an Option ("Free-Standing Stock Appreciation Rights").

TANDEM RIGHTS
8.03 Tandem Stock Appreciation Rights may be granted either as an alternative or a supplement to a specified Option (the "related" Option). Each Tandem Stock Appreciation Right that is granted as an alternative to an Option shall entitle the holder to receive the amount determined pursuant to
     Section 8.06 below if and when a related Option to purchase one Common Share that is then exercisable is surrendered. Each Tandem Stock Appreciation Right that is granted as a supplement to an Option shall entitle the Holder to receive the amount determined pursuant to Section 8.06 below if and when the Holder purchases a share under the related Option.

CONSIDERATION FOR GRANT OF RIGHTS
8.04 Stock Appreciation Rights may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Rights are granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Section VIII, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments, and at such time or times, as the Committee may determine. The Committee may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

TERM OF RIGHTS
8.05 No Free-Standing Stock Appreciation Right shall be exercisable after the tenth anniversary of the date it was granted, and no Tandem Stock Appreciation Right shall be exercisable after the related Option ceases to be exercisable. The Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of employment or cessation of service as a Director, as the case may be, until they expire pursuant to the first sentence of this Section 8.05 (or until an earlier date or specified event occurs).

PAYMENT UPON EXERCISE
8.06 Upon exercise of Stock Appreciation Rights, the Holder thereof shall be entitled to receive cash or Common Shares or a combination of each, as the Committee in its sole discretion may determine, equal to the amount by which the Fair Market Value of a Common Share on the date of such exercise exceeds the Base Price of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised provided that in no event shall a fractional share be issued. In the case of Tandem Stock Appreciation Rights, the Base Price shall be the price at which shares may be purchased under the related Option. In the case of Free-Standing Stock Appreciation Rights, the Base Price shall be the Fair Market Value of a Common Share on the date the Rights were granted. The Committee may provide that, notwithstanding the foregoing, upon exercise of Stock Appreciation Rights at any time during the thirty-day period following a Change in Control (a "Change in Control Period"), including, without limitation, upon exercise of Stock Appreciation Rights which expire before the end of the Change in Control Period in which they are exercised, the amount of cash or shares which a Holder shall be entitled to receive shall equal the amount by which the highest Fair Market Value of a Common Share during such Change in Control Period exceeds the Base Price of the Stock Appreciation Rights multiplied by the number of Stock Appreciation Rights exercised but, in the case of Stock Appreciation Rights that relate to an Incentive Stock Option, not in excess of the maximum amount that may be paid under Code Section 422 without disqualifying such Option as an Incentive Stock Option.

CHARGING OF SHARES FOR RIGHTS
8.07 The maximum number of shares available for use under the Plan shall be charged only for the number of shares which are actually issued or transferred in settlement of Stock Appreciation Rights and for that number of Common Shares having a Fair Market Value on the date of exercise equal to the cash payable in settlement of such Rights. In the case of an exercise of a Tandem Stock Appreciation Right that is alternative to an Option, if the number of Common Shares previously charged against the maximum number of shares available for use under the Plan on account of the surrendered portion of the Option exceeds the number of shares (if any) actually issued or transferred pursuant to such surrender and that number of Common Shares having a Fair Market Value on the date of exercise equal to any cash payable pursuant to such surrender, the excess may be added back to the number of shares available for use under the Plan.

CERTAIN LIMITATIONS ON EXERCISE OF RIGHTS
8.08 Unless otherwise determined by the Committee, each Stock Appreciation Right may be exercised, during the Holder's lifetime, only by the Holder or the Holder's guardian or legal representative, and after death only by the Holder's Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the right to exercise the Right by will or the laws of descent and distribution.

STOCK APPRECIATION RIGHT INSTRUMENTS
8.09 Each Stock Appreciation Right shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Committee shall determine, provided the instrument is consistent with the Plan and incorporates it by reference.

                                   SECTION IX
              CERTAIN CHANGE IN CONTROL, TERMINATION OF EMPLOYMENT
                           AND DISABILITY PROVISIONS

9.01 Notwithstanding any provision of the Plan to the contrary, any Option or Stock Appreciation Right which is outstanding but not yet exercisable at the time of a Change in Control shall become exercisable at that time. Any Option affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. The Committee may at any time, and subject to such terms and conditions as it may impose:

          (a) authorize the Holder of an Option or Stock Appreciation Right to exercise the Option or Stock Appreciation Right following the termination of the Participant's employment with, or service as a Director of, the Company and its Subsidiaries, or following the Participant's disability, whether or not the Option or Stock Appreciation Right would otherwise be exercisable following such event, provided that in no event may an Option or Right be exercised after the expiration of its term;

          (b) grant Options and Stock Appreciation Rights which become exercisable only in the event of a Change in Control;

          (c) provide for Stock Appreciation Rights to be exercised automatically and only for cash in the event of a Change in Control; and

          (d) provide in advance or at the time of a Change in Control for cash to be paid in settlement of any Option, Stock Appreciation Right, Performance Award or Restricted Stock Award in the event of a Change in Control, either at the election of the Participant or at the election of the Committee.

                                   SECTION X
                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

ADJUSTMENTS TO BE MADE
10.01 In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Shares, or a sale by the Company of all or part of its assets other than in the normal course of business, or any distribution to shareholders other than a normal cash dividend, the Committee shall make appropriate adjustments in the number and kind of shares authorized by the Plan and any adjustments to outstanding Restricted Stock Awards, Performance Awards, Options and Stock Appreciation Rights (including adjustments in the purchase price or Base Price thereof and in the number and kind of shares issuable thereunder) as it determines appropriate; provided that any such adjustments affecting Incentive Stock Options shall comply with Sections 422 and 424 of the Code.

                                   SECTION XI
                        PLAN EXISTENCE; PLAN AMENDMENTS

EFFECTIVE DATE AND TERMINATION
11.01 The Plan shall become effective on April 22, 1997, subject to shareholder approval that meets the applicable requirements of Section 162(m)(4)(C)(ii) of the Code and the New York Stock Exchange. If not so approved, the Plan and any Stock Incentive granted thereunder and contingent upon such approval, shall be null and void. If so approved, the Plan shall remain in full force and effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Stock Incentives outstanding at the time of such termination. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

AMENDMENT AND TERMINATION
11.02 Subject to any applicable shareholder approval requirements of applicable law or the rules of the New York Stock Exchange, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to qualify Stock Incentives hereunder as performance-based compensation under Code Section 162(m)(4)(C) and to permit or facilitate qualification of Options therefore or thereafter granted as Incentive Stock Options under the Code, provided that, without shareholder approval, no amendment shall (a) increase the aggregate number of shares which may be issued under Incentive Stock Options under the Plan within the meaning of Proposed Treasury Regulation Section 1.422A-2(b)(3)(iv) or its successor, or (b) change the material terms of a Performance Goal that were previously approved by shareholders within the meaning of Treasury Regulation Section 1.162-27(e)(4)(vi) or a successor provision, unless the Board shall determine that such approval is not necessary to avoid loss of a deduction under Section 162(m) of the Code, will not avoid such a loss of deduction or is not advisable. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without the written consent of the Participant.

                                  SECTION XII
                                    GENERAL

GENERAL PROVISIONS
12.01 Unless otherwise determined by the Committee, no Stock Incentive granted under this Plan may be transferred or assigned by the Holder other than to a Beneficiary, as provided hereunder, or, if none, by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order; except that no Incentive Stock Option may be transferred or assigned pursuant to a qualified domestic relations order.

12.02 Nothing contained in the Plan, nor in any instrument issued pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by, or service as a Director of, as the case may be, the Company, a Subsidiary or affiliate, nor interfere in any way with the right of the Company, a Subsidiary or affiliate, to terminate the employment of, or service as a Director of, any Participant at any time or without assigning any reason therefor.

12.03 For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and affiliates shall not be deemed termination of employment subject, in the case of Incentive Stock Options and any Rights tandem thereto, to any applicable provisions of Sections 422 and 424 of the Code.

12.04 The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine are required to be withheld in connection with any Stock Incentive. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive to be satisfied in whole or in part, with or without the consent of the Holder, by having the Company withhold all or any part of the Common Shares that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

12.05 No person (individually or as a member of a group), and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Common Shares allocated or reserved for the purposes of this Plan, or subject to any Stock Incentive, except as to such Common Shares, if any, as shall have been issued or transferred to him.

12.06 Unless this Section 12.06 prevents an Option from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents a Stock Incentive from qualifying as performance based compensation under Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

12.07 Without amending the Plan, Stock Incentives may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

12.08 Except as provided in Section 6.03, the Committee may amend any outstanding Stock Incentive to the extent it deems appropriate. Such amendment may be unilateral by the Company, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required to any such amendment.

12.09 Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions with respect to persons whose remuneration is subject to the provisions of
      Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code, and (b) every provision of the Plan shall be administered, interpreted and construed to carry out (a) hereof.

12.10 Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Stock Incentives hereunder that qualify as performance-based compensation under Code
      Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent a Stock Incentive that the Committee intends to qualify as performance-based pay under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

12.11 The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Ohio, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

12.12 The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

                                                                      3550-PS-97

                              (RUBBERMAID LOGO)


                               ADMISSION TICKET

                         ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 22, 1997


                TO AVOID DELAY AT THE ENTRANCE TO THE MEETING,
                         PLEASE PRESENT THIS TICKET.


You are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, April 22, 1997 at the Ohio Agricultural Research and Development Center, Fisher Auditorium, 1680 Madison Avenue, Wooster, Ohio. The meeting will begin at 9:00 a.m. EDT. Admission is limited to shareholders, their proxies, and guests of the Company. This ticket will admit you and a guest.

                            PROXY CARD INSTRUCTIONS

Attached below is a proxy card for the 1997 Annual Meeting of Shareholders of Rubbermaid Incorporated.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Sign, date and return your proxy as soon as possible in the enclosed postage paid envelope.

Votes are tallied by Bank of Boston, Rubbermaid's transfer agent. Any comments noted on the proxy card or an attachment will be forwarded by Bank of Boston to Rubbermaid.

Advance indications of attendance are helpful to us in making arrangements for the meeting. If you plan to attend the meeting, please mark the box provided on the proxy card. This admission ticket should be presented at the meeting to expedite registration.

                           DETACH CARD BEFORE MAILING
--------------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

A vote FOR is recommended by the Board of Directors: A vote FOR is recommended by the Board of Directors:
                                          WITHHELD
1. Election of Directors      For ALL     FOR ALL      2. Approval of the          FOR  AGAINST ABSTAIN
   Nominees:                  Nominees    Nominees        1997 Management          [ ]    [ ]     [ ]
   Scott S. Cowen,             [ ]           [ ]          Incentive Plan
   Karen N. Horn,
   William D. Marohn,
   Jan Nicholson,
   Wolfgang R. Schmitt

       -----------------------------------------
       For all nominees, except as noted above.


A vote FOR is recommended by the Board of Directors:

3. Approval of the        FOR   AGAINST ABSTAIN
   Amended and            [ ]     [ ]     [ ]
   Restated
   1989 Stock Incentive
   and Option Plan

                     I plan to attend the annual meeting.        [ ]

                     I have made comments on this card or        [ ]
                     attachment.

                     Discontinue duplicate annual report.        [ ]

                     Mark here for address change and note at    [ ]
                     left.

Signature ___________________ Date _______ 1997   Signature ___________________ Date _______ 1997


                                  LOCATOR MAP

                               FISHER AUDITORIUM
                OHIO AGRICULTURAL RESEARCH AND DEVELOPMENT CENTER
                                 WOOSTER, OHIO




                                 [GRAPHIC MAP]

                           DETACH CARD BEFORE MAILING
--------------------------------------------------------------------------------

                           RUBBERMAID INCORPORATED

         BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING, APRIL 22, 1997



          The undersigned, having received the Notice of Meeting and Proxy Statement, hereby makes, constitutes, and appoints Tom H. Barrett, Robert
     M. Gerrity and Paul G. Schloemer, and each of them (with full power of substitution respectively), true and lawful attorneys and proxies for the undersigned to attend the Annual Meeting to be held on April 22, 1997, at Wooster, Ohio, and any adjournments thereof.

         THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED:
P    IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR DIRECTOR NOMINEES,
R    FOR APPROVAL OF THE 1997 MANAGEMENT INCENTIVE PLAN, AND FOR APPROVAL OF THE
O    AMENDED AND RESTATED 1989 STOCK INCENTIVE AND OPTION PLAN. IN THEIR
X    DISCRETION THE PARTIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS
Y    AS MAY PROPERLY COME BEFORE THE MEETING.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                                           ---------------
                                                             SEE REVERSE
     CONTINUED AND TO BE SIGNED ON REVERSE SIDE                  SIDE
                                                           ---------------